UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2008

Main Street Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-33723	41-2230745
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1300 Post Oak Bouelvard, Suite 800, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713 350 6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2008, the Board of Directors of Main Street Capital Corporation ("Main Street") appointed Michael S. Galvan as Vice President and Chief Accounting Officer of Main Street. As such, Mr. Galvan will be the principal accounting officer for Main Street. Mr. Galvan has held several accounting and finance-related positions of increasing responsibility at previous employers. Mr. Galvan is a Certified Public Accountant and was graduated from the University of Texas in Austin with a Masters of Public Accountancy degree.

In connection with the appointment of Mr. Galvan, Mr. Rodger A. Stout will no longer serve as the company’s Chief Accounting Officer. However, Mr. Stout was recently appointed by Board of Directors of Main Street to the new positions of Senior Vice President – Finance and Administration and Treasurer. Mr. Stout will also continue to serve in his current capacities as the Chief Compliance Officer and Secretary of Main Street.

Item 8.01 Other Events.

On February 7, 2008, the Registrant issued a press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press release dated February 7, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

February 7, 2008	By:	/s/ Rodger A. Stout

Name: Rodger A. Stout
Title: Senior Vice President - Finance and Administration, Chief Complaince Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	February 7, 2008 Quarterly Dividend Announcement